Exhibit 99.1


NEWS FROM COMPUCOM

--------------------------------------------------------------------------------


For Immediate Release

Contact:   Scott Greenwald
           CompuCom Systems, Inc.
           sgreenwa@compucom.com
           972/856-3465


                    CompuCom Reports 3rd Quarter 2003 Results



         DALLAS, TX -October 28, 2003 - CompuCom Systems, Inc. (NASDAQ: CMPC), a national leader in helping companies plan, implement and manage multi-vendor, industry-standard computing environments, today announced operating results for the third quarter ended September 30, 2003. Third quarter 2003 net earnings were $2.14 million, or $.04 diluted earnings per share, compared to net earnings in the second quarter 2003 of $3.28 million, or $.06 diluted earnings per share, and net earnings in the third quarter 2002 of $5.46 million, or $.10 per share.

           J. Edward Coleman, CompuCom's chairman, president and chief executive officer, commented on today's announcement. "A revenue shortfall in our software licensing business made this a more difficult quarter than we expected. We are encouraged, however, by modest sequential revenue growth in our commercial hardware resale and core IT outsourcing and applications service businesses over the last two quarters."

         "Our balance sheet remains strong," said M. Lazane Smith, CompuCom's senior vice president and chief financial officer. "As a result of our continued profitable performance and focus on operational management, working capital grew to $138 million, marking the seventh consecutive quarterly increase."

CompuCom Financials 2-5

         Third quarter total revenues were $330.7 million, down 12.5% sequentially and 20.1% when compared to the third quarter 2002. The decline in revenue on a sequential basis was primarily related to lower product revenue, which was negatively impacted by lower software license sales and, to a lesser degree, lower sales to the federal government. These declines were partially offset by an increase in revenue generated by the sale of hardware to commercial accounts. The year over year revenue decline was attributable to both product and service revenue, down 22.1% and 12.3%, respectively. The product revenue decline was primarily related to lower software license sales, and to a lesser extent hardware sales to commercial accounts and to the federal government. The decline in service revenue was primarily a result of a decrease in services provided to the federal government and secondarily to a decrease in services related to our software business. As a percentage of revenue, third quarter service revenue was 21.5% compared to 19.3% in the second quarter and 19.6% a year ago.

         Gross margin as a percentage of revenue was 12.1% compared to 11.6% in the second quarter 2003 and 12.7% in the same period in 2002. Product gross margin as a percentage of product revenue was 7.1%. This compares to 6.5% in the second quarter 2003 and 7.8% in the third quarter 2002. The sequential improvement in product gross margin % was primarily due to a lower mix of software-related sales. The year over year decline in product gross margin % was primarily due to lower vendor incentive dollars. Service gross margin as a percentage of service revenue was 30.4% compared to 33.0% in the second quarter 2003 and 32.6% in the third quarter last year. Service gross margin dollars as a percentage of total gross margin dollars were 54.0% compared to 54.9% in the second quarter 2003 and 50.3% in the same period of the prior year.

          "Year over year increases in the percent of our revenue and gross margin dollars derived from services demonstrate that we continue our steady transition from a product-led to a service-led business model. Providing further evidence of that shift, we are proud to announce that CompuCom has received the Hall of Fame Achievement Award and its fifth STAR Award from the Service and

CompuCom Financials 3-5

Support Professionals Association ("SSPA") in the Outsource Support Provider category in recognition of CompuCom's service excellence," Coleman concluded.

         Management from CompuCom Systems, Inc. will host a conference call on October 28, 2003 at 8:30 a.m. EDT to discuss the results of the third quarter. To access the conference call, please visit the Company's web site at www.compucom.com or dial 800/875-6883 and reference conference ID No. 3583945.

         CompuCom Systems, Inc., (Nasdaq:CMPC - news) headquartered in Dallas, Texas, is a national leader in helping companies plan, implement and manage multi-vendor, industry-standard computing environments. CompuCom's clients include Fortune 1000 enterprises, federal, state and local government, vertical industry leaders, major technology equipment providers, leading-edge systems integrators and wireless technology providers. CompuCom leverages people, process and technology to offer best in class solutions that enable, optimize and operate the digital technology infrastructure. CompuCom is accessible via the Internet at www.compucom.com.

         This press release contains certain forward-looking statements based on the Company's beliefs and expectations as of the date of this release regarding revenues, gross margin, operating and financing expense, earnings, growth rates and certain business trends that involve risks and uncertainties that could cause actual results to differ materially from the results discussed herein. Specifically, the following trends may not continue: the ability to grow services revenue and gross margins; declines in product revenue and product gross margin may continue and may be greater than anticipated; the ability to continue to decrease costs; the ability to improve operational efficiency; the ability to improve services gross margin dollars and services gross margin as a percentage of total gross margin; the ability to continue to improve the balance sheet; the ability to win new clients; the expansion of the services the Company provides may not be as broad as the Company currently expects or widely accepted by clients; the manufacturers who use the Company's direct services may elect not to use those services. Other factors that could cause actual results to differ materially are: competitive pricing and supply; the long-term effect of the Hewlett Packard acquisition of Compaq; lower demand than anticipated for the products and services the Company sells; the impact of the manufacturer's shift to direct marketing programs may be more significant than anticipated; changes to manufacturers' and suppliers' pricing, price protection, rebate and incentive programs; short-term interest rate fluctuations; general economic conditions including uncertainty created by military action; employee turnover; potential impact of litigation; and the ability to collect trade and vendor accounts receivable, as well as the risks and uncertainties set forth from time to time in CompuCom's Annual Report on Form 10-K and other public filings and disclosures. Readers should refer to those documents and should not place undue reliance on these forward-looking statements.

================================================================================

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CompuCom Financials 4-5

                                              COMPUCOM SYSTEMS, INC.
                                       CONDENSED COMPARATIVE FINANCIAL DATA
                                (All amounts in thousands except per share amounts)
                                                    (unaudited)

                                                                    Three Months Ended                   Nine Months Ended
                                                                      September 30,                        September 30,
                                                             ---------------------------------    ---------------------------------
                                                                  2003              2002              2003               2002
                                                             ---------------   ---------------    --------------    ---------------

Revenue:
    Product                                                       $ 259,603         $ 333,081         $ 821,752          $ 942,640
    Service                                                          71,056            81,008           216,932            224,555
                                                             ---------------   ---------------    --------------    ---------------
       Total revenue                                                330,659           414,089         1,038,684          1,167,195
                                                             ---------------   ---------------    --------------    ---------------
Gross Margin:
    Product                                                          18,389            26,126            60,300             79,136
    Service                                                          21,594            26,434            68,272             77,957
                                                             ---------------   ---------------    --------------    ---------------
       Total gross margin                                            39,983            52,560           128,572            157,093
                                                             ---------------   ---------------    --------------    ---------------
Gross Margin Percentage:
    Product                                                            7.1%              7.8%              7.3%               8.4%
    Service                                                           30.4%             32.6%             31.5%              34.7%
                                                             ---------------   ---------------    --------------    ---------------
       Total gross margin percentage                                  12.1%             12.7%             12.4%              13.5%
                                                             ---------------   ---------------    --------------    ---------------
Operating Expenses:
    Selling                                                          10,470            11,286            31,457             35,105
    Service                                                           8,625            10,223            26,739             32,139
    General and administrative                                       13,690            17,770            43,647             54,265
    Depreciation and amortization                                     3,555             4,380            11,873             13,854
                                                             ---------------   ---------------    --------------    ---------------
       Total operating expenses                                      36,340            43,659           113,716            135,363
                                                             ---------------   ---------------    --------------    ---------------

Earnings from operations                                              3,643             8,901            14,856             21,730

Financing expenses, net                                                  71              (27)               242                523
                                                             ---------------   ---------------    --------------    ---------------

Earnings before income taxes and cumulative
    effect of a change in accounting principle for
    negative goodwill                                                 3,572             8,928            14,614             21,207

Income taxes                                                          1,428             3,471             5,845              8,381
                                                             ---------------   ---------------    --------------    ---------------

Earnings before cumulative effect of a change in
    accounting principle for negative goodwill                        2,144             5,457             8,769             12,826


Cumulative effect of a change in accounting
    principle for negative goodwill, net of
    income taxes                                                          -                 -                 -                707
                                                             ---------------   ---------------    --------------    ---------------

Net earnings                                                       $  2,144          $  5,457          $  8,769          $  13,533
                                                             ===============   ===============    ==============    ===============

Basic earnings per common share:
    Earnings before cumulative effect of a change
       in accounting principle for negative goodwill                  $ .04             $ .11             $ .16              $ .25
    Cumulative effect of a change in accounting
       principle for negative goodwill, net of  income taxes              -                 -                 -                .01
                                                             ---------------   ---------------    --------------    ---------------
    Net earnings                                                      $ .04             $ .11             $ .16              $ .26
                                                             ===============   ===============    ==============    ===============
Diluted earnings per common share:
    Earnings before cumulative effect of a change
       in accounting principle for negative goodwill                  $ .04             $ .10             $ .16              $ .24
    Cumulative effect of a change in accounting
       principle for negative goodwill, net of income taxes               -                 -                 -                .01
                                                             ---------------   ---------------    --------------    ---------------
    Net earnings                                                      $ .04             $ .10             $ .16              $ .25
                                                             ===============   ===============    ==============    ===============

Average common shares outstanding:
    Basic                                                            49,709            48,734            49,470             48,513
    Diluted                                                          51,902            51,001            51,386             50,154


CompuCom Financials 5-5


                                              COMPUCOM SYSTEMS, INC.
                                               SUMMARY BALANCE SHEET
                                            (All amounts in thousands)
                                                    (unaudited)




                                                                           September 30,                December 31,
                                                                               2003                         2002
                                                                       ----------------------       ---------------------

Cash and cash equivalents                                                        $   131,592                 $   128,039

Receivables                                                                          105,781                     146,732

Inventories                                                                           35,902                      27,732


Other current assets                                                                   5,653                       6,899

                                                                       ----------------------       ---------------------
     Total current assets                                                            278,928                     309,402

Property and equipment, net                                                           20,322                      23,924

Other assets                                                                         108,399                     111,532

                                                                       ----------------------       ---------------------
Total assets                                                                     $   407,649                 $   444,858
                                                                       ======================       =====================



Accounts payable                                                                  $   83,900                 $   117,252

Accrued liabilities
                                                                                      57,414                      71,115

                                                                       ----------------------       ---------------------
     Total current liabilities                                                       141,314                     188,367

Stockholders' equity                                                                 266,335                     256,491

                                                                       ----------------------       ---------------------
Total liabilities and stockholders' equity                                       $   407,649                 $   444,858
                                                                       ======================       =====================



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